UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☑
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MPG Office Trust, Inc.

(Name of Registrant as Specified In Its Charter)

Caspian Capital Advisors, LLC
Caspian Credit Advisors, LLC
Caspian Capital LP
Mariner Investment Group, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SPECIAL MEETING OF PREFERRED STOCKHOLDERS OF MPG Office Trust, Inc.
BACKGROUND OF THE SOLICITATION
WHO MAY VOTE
VOTING AND PROXY PROCEDURE
INFORMATION ABOUT PARTICIPANTS IN THE SOLICITATION
DIRECTOR COMPENSATION
ELECTION OF DIRECTORS
SOLICITATION OF PROXIES
ADDITIONAL INFORMATION
ANNEX A
INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION
INTERESTS OF THE PARTICIPANTS IN THE SOLICITATION
ANNEX B
DIRECTOR COMPENSATION
ANNEX C
BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

January 18, 2011
SPECIAL MEETING
OF
PREFERRED STOCKHOLDERS
OF
MPG Office Trust, Inc.
PROXY STATEMENT OF CASPIAN CAPITAL ADVISORS, LLC, CASPIAN CREDIT ADVISORS, LLC, CASPIAN
CAPITAL LP, MARINER INVESTMENT GROUP, LLC, AND NOMINEES NAMED BELOW
This proxy statement and the accompanying WHITE proxy card are being furnished to holders of the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Stock”) of MPG Office Trust, Inc., a Maryland corporation with its principal place of business located at 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071 (the “Company”), in connection with the solicitation by Caspian Capital Advisors, LLC, Caspian Credit Advisors, LLC, Caspian Capital, LP, Mariner Investment Group, LLC (collectively, “Caspian” or “we”), and the other Participants (as hereinafter defined) of proxies to be used at the special meeting of holders of Preferred Stock of the Company (the “Preferred Stockholders”), which is to be held on February 2, 2011 at 8:00 a.m. (local time), in Conference Room 3E at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, and at any adjournments, postponements or continuations thereof (the “Special Meeting”).
This proxy statement and the accompanying WHITE proxy card are first being furnished to Preferred Stockholders on or about January 18, 2011.
At the Special Meeting, we will seek to elect to the Board of Directors of the Company (the “Board”) a slate of two nominees — Edward J. Ratinoff and Robert Deutschman (each a “Nominee” and, collectively, the “Nominees”). Each of the Nominees has consented to being named in this proxy statement, and to serve as a director if elected. Pursuant to this proxy statement, Caspian is soliciting proxies from Preferred Stockholders to (1) vote FOR the Nominees and (2) vote FOR an adjournment of the Special Meeting if a quorum is not present at the time of the Special Meeting.
PLEASE VOTE FOR EDWARD J. RATINOFF AND ROBERT DEUTSCHMAN AS DIRECTORS OF THE
COMPANY USING THE ENCLOSED WHITE PROXY CARD.
If your shares of Preferred Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Caspian c/o D.F. King & Co., Inc. in the enclosed envelope today.
If your shares of Preferred Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE proxy card on your behalf.
If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of our proxy materials, please call D.F. King & Co., Inc. at the phone numbers listed below.
D.F. King & Co., Inc.
48 Wall St., 22nd Floor
New York, NY 10005
Banks and brokers call: (212) 269-5550
All others call toll free: (800) 859-8509
Email: mpgoffice@dfking.com

BACKGROUND OF THE SOLICITATION
As of the date of this proxy statement, (1) Caspian Capital Advisors, L.L.C. (“Caspian Advisors”) beneficially owns 262,936 shares of Preferred Stock, which represents approximately 2.6% of the number of shares of Preferred Stock outstanding as of the close of business on December 20, 2010 (the “Record Date”), (2) Caspian Credit Advisors, LLC (“Caspian Credit”) beneficially owns 516,489 shares of Preferred Stock, which represents approximately 5.2% of the number of shares of Preferred Stock outstanding as of the Record Date, (3) Caspian Capital LP (“Caspian Capital”) beneficially owns 863,047 shares of Preferred Stock, which represents approximately 8.6% of the number of shares of Preferred Stock outstanding as of the Record Date, and (4) Mariner Investment Group, LLC (“Mariner”) beneficially owns 863,047 shares of Preferred Stock, which represents approximately 8.6% of the number of shares of Preferred Stock outstanding as of the Record Date.1 Mariner is the investment advisor for the Accounts and exercises the shared voting and dispositive authority over the shares of Preferred Stock held by such Accounts. Caspian Advisors is the general partner of Caspian Capital Partners, L.P. and Caspian Credit is the general partner of an affiliate of Caspian Select Credit Master Fund Ltd. and of Caspian Solitude Master Fund LP. Caspian Capital is a sub-advisor to Mariner in respect of certain portfolios, including the Accounts.
The Company suspended dividends on the Preferred Stock on December 19, 2008. The dividend payment due on October 31, 2010 was the eighth dividend for which dividends on the Preferred Stock have not been paid. In its most recent Quarterly Report on Form 10-Q (“Form 10-Q”) filed with the United States Securities and Exchange Commission (the “Commission”) on November 9, 2010, the Company indicated that due to its current liquidity position and the availability of substantial net operating loss carryforwards, it does not expect to pay dividends and distributions on the Preferred Stock for the foreseeable future. According to the Form 10-Q, as of October 31, 2010, the eight missed dividend payments total $38.1 million.
According to the terms of the Preferred Stock, as set forth in the Company’s Articles Supplementary for the Preferred Stock, which are attached as Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 2010 (the “Articles Supplementary”), as a result of the failure to pay dividends on the Preferred Stock for six consecutive or non-consecutive dividend periods, the holders of Preferred Stock are entitled to vote as a single class to elect two additional persons to serve as directors of the Company (the “Preferred Directors”) until all dividends in arrears and the then current period’s dividend have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. The Preferred Directors will be elected for a one-year term and each will serve until his successor is duly elected and qualified or until such Preferred Director’s right to hold office terminates, whichever is earlier. If any vacancy shall occur among the Preferred Directors, such vacancy may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the majority of the holders of record of the outstanding Preferred Stock (voting as a single class). Holders of 10% of the outstanding Preferred Stock are entitled to request the Company call a meeting to elect such Preferred Directors. The above summary is qualified in its entirety by reference to the Articles Supplementary.
On November 29, 2010, Caspian and Aristeia Capital, L.L.C. (“Aristeia”) each delivered to the Company a written request (the “Meeting Request”) that the Company call a special meeting of holders of Preferred Stock to elect Preferred Directors2 and nominated the Nominees for election to the Board as Preferred Directors at the Special Meeting. Caspian believes that its Nominees possess the skills and experience necessary to effectively manage the business and affairs of the Company and assist it in developing future strategic plans. See the information under the heading “Election of Directors” for additional information about the Nominees. We are currently not aware of any other stockholder that has nominated any person for election at the Special Meeting.

[1]	The Caspian shares described herein are held as follows: Caspian Capital Partners, L.P., 262,936; Mariner LDC, 83,662; Caspian Select Credit Master Fund Ltd., 475,304, and Caspian Solitude Master Fund LP, 41,185 (collectively, the “Accounts”).

[2]	According to a Schedule 13D filed by Aristeia with the Commission on November 29, 2010, Aristeia beneficially owns 393,299 shares of Preferred Stock which represents approximately 3.9% of the number of shares of Preferred Stock outstanding as of the Record Date.

On November 29, 2010, Caspian and Aristeia entered into a letter agreement (the “Letter Agreement”) pursuant to which each of them agreed to be responsible for one-half of certain costs and expenses incurred in connection with the calling of the Special Meeting and the election of Preferred Directors at the Special Meeting. Under the Letter Agreement, there was no agreement between Caspian and Aristeia with respect to the voting or disposition of their respective Company shares, and each of Caspian and Aristeia, retained independent and full discretion with respect to their securities, including the ability to vote for one or more of the Nominees, or not vote at all, at the Special Meeting. Under the Letter Agreement Caspian and Aristeia also retained in full their power to dispose of any or all of their Company shares at any time, including prior to the time of the Special Meeting. The Letter Agreement would terminate at the earlier of (a) the mutual agreement in writing of Aristeia and Caspian to terminate the Letter Agreement and (b) the completion of the Special Meeting.
On December 10, 2010, the Company announced that a Special Meeting of Preferred Stockholders has been called for Wednesday, February 2, 2011, at 8:00 A.M., local time, in Conference Room 3E at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071. The Board has fixed the close of business on December 20, 2010 as the Record Date for the determination of holders of the Preferred Stock entitled to notice of, and to vote at, the Special Meeting.
In connection with the Special Meeting, the Board has not nominated any person for election. On December 23, 2010, the Company filed a short-form information statement on Schedule 14C with the Commission and disclosed that it will not solicit proxies for the Special Meeting.
On January 6, 2011, as a result of the Company calling the requested Special Meeting, Caspian and Aristeia elected to terminate the Letter Agreement. According to the Schedule 13D/A filed by Aristeia with the Commission on January 7, 2011, Aristeia intends to vote all of the shares of Preferred Stock beneficially owned by it FOR the election of the Nominees at the Special Meeting.
WHO MAY VOTE
Only Preferred Stockholders of record as of the close of business on December 20, 2010 (the “Record Date”) may vote at the Special Meeting. As set forth in the Company’s information statement for the Special Meeting filed with the Commission on December 23, 2010 (the “Information Statement”), there were outstanding 10,000,000 shares of Preferred Stock as of the Record Date. Preferred Stockholders who sell shares of Preferred Stock before the Record Date (or acquire them after the Record Date) may not vote such shares at the Special Meeting. Preferred Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such shares after the Record Date.
Caspian intends to vote all of the shares it beneficially owns FOR the election of the Nominees and will vote FOR any adjournment of the Special Meeting if a quorum is not present at the time of the Special Meeting.
VOTING AND PROXY PROCEDURE
Votes Needed
Preferred Stockholders shall vote as a single class to elect the Preferred Directors at the Special Meeting. Each share of Preferred Stock is entitled to one vote per $25 of stated liquidation preference. Directors will be elected by a plurality of votes cast. Abstentions or broker non-votes are not considered votes cast and will have no effect on the election of the directors.
The holders of a majority of shares of Preferred Stock of the Company entitled to vote at the Special Meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the Special Meeting.

Quorum
According to the Information Statement, a quorum, consisting of the holder or holders of one-third of Preferred Stock then outstanding, present in person or by proxy, is necessary to conduct business at the Special Meeting. At any Special Meeting or adjournment thereof in the absence of a quorum, a majority of the holders of Preferred Stock present in person or by proxy may adjourn the Special Meeting until a quorum is present.
The accompanying WHITE proxy card will be voted in accordance with the Preferred Stockholder’s instructions on such WHITE proxy card. Preferred Stockholders may vote for the Nominees by marking the proper boxes on the WHITE proxy card. If the WHITE proxy card is signed and returned but no instructions are given, the WHITE proxy card will be voted FOR all Nominees and will be voted FOR any adjournment of the Special Meeting if a quorum is not present at the time of the Special Meeting.
Other Matters To Be Considered At The Special Meeting
Except as set forth above, we are not aware of any matters to be brought before the Special Meeting. Should other matters properly be brought before the Special Meeting, including any procedural matters, the attached WHITE proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such other matters and on all matters incident to the conduct of the Special Meeting.
Revocation of Proxies
Any Preferred Stockholder signing and returning the enclosed WHITE proxy may revoke it at any time before it is voted at the Special Meeting by: (i) providing a timely, later-dated written revocation of proxy to Caspian care of D.F. King & Co., Inc. at 48 Wall St., 22nd Floor, New York, NY 10005 or to the corporate Secretary of the Company at 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, on or before the business day prior to the Special Meeting; (ii) providing a timely, later-dated and properly executed proxy to Caspian care of D.F. King & Co., Inc. at 48 Wall St., 22nd Floor, New York, NY 10005, or to the corporate Secretary of the Company at 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, on or before the business day prior to the Special Meeting; or (iii) voting in person at the Special Meeting. Although a revocation is effective if delivered to the Company, Caspian requests that either original or photostatic copies of all revocations be mailed to Caspian care of D.F. King & Co., Inc. at 48 Wall St., 22nd Floor, New York, NY 10005 so that Caspian will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding shares of Preferred Stock represented thereby.
INFORMATION ABOUT PARTICIPANTS IN THE SOLICITATION
Each of Caspian and the Nominees (collectively, the “Participants”), is considered a participant in this solicitation for proxies at the Special Meeting. Additional information concerning the Participants is set forth in Annex A to this proxy statement.
Each of the Nominees has consented to being named as a nominee for the Board in any proxy, consent or information statement issued relating to the election of directors of the Company at any Special Meeting of holders of Preferred Stock or otherwise and has agreed to serve as a director if so elected.
Other than as disclosed above, there are no agreements pursuant to which any of the Nominees were chosen as Nominees and there are no arrangements or understandings pursuant to which the Nominees are proposed to be elected.
DIRECTOR COMPENSATION
Information regarding the Company’s director compensation program is set forth in Annex B to this proxy statement.

ELECTION OF DIRECTORS
According to the Company’s proxy statement for the 2010 annual meeting of stockholders filed with the Commission on June 30, 2010 (the “Annual Meeting Proxy”), the Board currently consists of seven members as follows, each of whom serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified: Christine N. Garvey, Michael J. Gillfillan, Nelson C. Rising, Joseph P. Sullivan, George A. Vandeman, Paul M. Watson and David L. Weinstein.
We are seeking your support at the Special Meeting to elect the Nominees as two additional members of the Board to serve a one-year term and until their successors are elected and qualified; provided, however, that the term of such directors will terminate when all delinquent dividends on the Preferred Stock have been fully paid and the dividends on the Preferred Stock for the current quarterly period have been fully paid or declared and set apart for payment.
Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments and directorships for the past five years of each of the Nominees. Each of the Nominees is a citizen of the United States of America. Each of the Nominees is independent under the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K.

Edward J. Ratinoff, age 45	Since March, 2010, Mr. Ratinoff has been a Managing Director and Head of Acquisitions for Phoenix Realty Group, an institutional real estate investment firm. Since April, 2010, Mr. Ratinoff has served as a member of the Board of Directors and Chairman of the Internal Asset Review Committee of Bank of Internet (NASDAQ:BOFI). From 2004 to 2009, Mr. Ratinoff held the position of Managing Director and west coast head for the J.E. Robert Companies, a global real estate investment management company. In this role, Mr. Ratinoff was a member of the investment committees for both JER Partners and JER Investors Trust (NYSE: JRT). From 2003 to 2004, Mr. Ratinoff served as a Managing Director, Real Estate Investment Banking, with Keybanc / McDonald Investments. From 2001 to 2003, Mr. Ratinoff was a Principal with Fowler Flanagan Partners. From 1999 to 2001, Mr. Ratinoff was a Vice President, Real Estate Investment Banking with Chase Securities, Inc. Mr. Ratinoff received a BA in Architecture and City Planning from the University of California, Berkeley, and an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University.

Robert Deutschman, age 53	Since 1999, Mr. Deutschman, age 53, has been a managing director at the investment banking firm Cappello Capital Corp. Since 2004, Mr. Deutschman has served as the vice chairman of the board of directors of Enron Creditors Recovery Corp. (formerly Enron Corp.), a position he assumed upon the company’s 2004 emergence from bankruptcy. Mr. Deutschman also serves on the board of the RAND Center for Corporate Ethics and Governance. Mr. Deutschman has a law degree from the Columbia University School of Law and a BA in political science from Haverford College.

To our knowledge, none of the Nominees has any contract, arrangement or understanding with the Company or with any person with respect to Company securities, or any financial interest concerning the Company. None of the Nominees own, beneficially or of record, any securities of the Company.
We do not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the shares represented by the enclosed WHITE proxy card will be voted for substitute nominees, to the extent this is not prohibited under the bylaws of the Company and applicable law, in each case in light of the specific facts and circumstances surrounding such substitution.
WE STRONGLY URGE YOU TO VOTE FOR THE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED WITH THIS PROXY STATEMENT. IF YOU SIGN THE ENCLOSED WHITE PROXY CARD WITHOUT INDICATING YOUR VOTE, YOU WILL BE DEEMED TO HAVE DIRECTED THE APPOINTED PROXIES TO VOTE YOUR SHARES FOR THE ELECTION OF ALL OF THE NOMINEES AND FOR AN ADJOURNMENT OF THE SPECIAL MEETING IF NO QUORUM IS PRESENT AT THE TIME OF THE SPECIAL MEETING.
SOLICITATION OF PROXIES
Proxies may be solicited from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries in person and by mail, phone, publication and electronic means.
Caspian intends to enter into an agreement with D.F. King & Co., Inc. for solicitation and advisory services in connection with this solicitation, for which D.F. King & Co., Inc. will receive a fee not to exceed $20,000 together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. D.F. King & Co., Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Caspian will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Preferred Stock they hold of record. Caspian will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.
Caspian will pay the cost of the solicitation of proxies at the Special Meeting, including the cost of preparing, assembling and mailing this proxy material to Preferred Stockholders. If this solicitation is successful and any or all Nominees are elected to the Board, Caspian intends, without seeking further approval by the Company’s stockholders, to seek reimbursement of the solicitation expenses from the Company which Caspian believes is customary. Several of Caspian’s officers, Principals, and regular full-time employees may solicit proxies during the course of their ordinary employment and will not receive any additional compensation.
ADDITIONAL INFORMATION
The principal business address of the Company is 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071. The Company’s telephone number is (213) 626-3300.
According to the Company’s Annual Meeting Proxy, for stockholder proposals to be brought before the Company’s 2011 annual meeting of stockholders, the proposal must be received by the Company no later than 120 days before the first anniversary of the date that the Annual Meeting Proxy Statement was released, and must otherwise comply with Rule 14a-8 under the Exchange Act.

In addition, according to the Company’s Annual Meeting Proxy, the Company’s bylaws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including director nominations and any person wishing to nominate a director or bring any other business before the stockholders at the 2011 Annual Meeting must comply with the procedures contained in the Company’s bylaws, must notify the Secretary of the Company in writing in a timely manner and such nominations or business must otherwise be a proper matter for action by the stockholders. According to the Company’s Annual Meeting Proxy, to be timely under the Company’s bylaws, the notice must be delivered to Jonathan L. Abrams, Secretary, MPG Office Trust, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, (i) not less than 60 days nor more than 90 days prior to the first anniversary of the date of the 2010 annual meeting or (ii) if the date of the 2011 annual meeting is advanced or delayed by more than 30 days from such anniversary date, not earlier than the 90th day prior to the 2011 annual meeting date and not later than the close of business on the later of the 60th day prior to the 2011 annual meeting date or the tenth day following the date on which public announcement of the 2011 annual meeting date is first made.
The information concerning the Company contained in this proxy statement (including the annexes hereto) has been taken from, or is based upon, publicly available documents on file with the Commission and other publicly available information. Although the Participants have no knowledge that would indicate that statements relating to the Company contained in this proxy statement in reliance upon publicly available information are inaccurate or incomplete, the Participants are not in a position to verify any such information or statements.
ANNEX A
INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION
In addition to the Nominees, Caspian is a participant in the solicitation of proxies with respect to the Special Meeting.
Caspian
The principal business of Caspian Capital, Caspian Advisors, Caspian Credit and Mariner and the Principals is to invest and trade on behalf of certain clients. Each of Adam Cohen, David Corleto and Mark Weissman (the “Principals”) is a principal of Caspian Advisors and Caspian Credit. The principal business address of each of Caspian Advisors, Caspian Credit, Caspian Partners, and the Principals is 767 5th Avenue, New York, NY 10153. The principal business address of Mariner is 500 Mamaroneck Avenue, Suite 101, Harrison, NY 10528.
INTERESTS OF THE PARTICIPANTS IN THE SOLICITATION
Caspian
As of the date of this proxy statement, (1) Caspian Advisors beneficially owns 262,936 shares of Preferred Stock, which represents approximately 2.6% of the number of shares of Preferred Stock outstanding as of the Record Date, (2) Caspian Credit beneficially owns 516,489 shares of Preferred Stock, which represents approximately 5.2% of the number of shares of Preferred Stock outstanding as of the Record Date, (3) Caspian Capital beneficially owns 863,047 shares of Preferred Stock, which represents approximately 8.6% of the number of shares of Preferred Stock outstanding as of the Record Date, and (4) Mariner beneficially owns 863,047 shares of Preferred Stock, which represents approximately 8.6% of the number of shares of Preferred Stock outstanding as of the Record Date.3 Mariner is the investment advisor for the Accounts and exercises the shared voting and dispositive authority over the shares of Preferred Stock held by such Accounts. Caspian Advisors is the general partner of Caspian Capital Partners, L.P. and Caspian Credit is the general partner of an affiliate of Caspian Select Credit Master Fund Ltd. and of Caspian Solitude Master Fund LP. Caspian Capital is a sub-advisor to Mariner in respect of certain portfolios, including the Accounts. Except as described in this Proxy Statement, Caspian does not beneficially own, as of the date hereof, any debt or equity securities of the Company.

[3]	The Caspian shares described herein are held as follows: Caspian Capital Partners, L.P., 262,936; Mariner LDC, 83,662; Caspian Select Credit Master Fund Ltd., 475,304, and Caspian Solitude Master Fund LP, 41,185.

ANNEX B
DIRECTOR COMPENSATION
As described in the Annual Meeting Proxy, the Company’s director compensation program provides for the following cash fees:

2010 Annual
Service Fee

Retainer	$100,000

Chairman	$45,000

Chair, Audit Committee	$35,000

Chair, Compensation Committee	$25,000

Chair, Finance Committee	$25,000

Chair, Nominating and Corporate Governance Committee	$10,000

Other Member, Audit	$5,000
Board members do not receive any additional compensation for attending Board or committee meetings.
The Company’s Incentive Award Plan provides for the following formula grants of nonqualified stock options to non-employee directors as follows:
i.	any individual who first becomes a non-employee director after the date of the Company’s 2009 Annual Meeting will be granted a nonqualified stock option to purchase 50,000 shares of the Company’s common stock under the Company’s Incentive Award Plan on the date on which he or she initially becomes a non-employee director; and
ii.	each non-employee director will be granted a nonqualified stock option to purchase 45,000 shares of the Company’s common stock under the Incentive Award Plan effective immediately following each annual meeting of stockholders, provided that he or she continues to serve as a non-employee director immediately following such annual meeting.
The per share exercise price of each option will be equal to the closing price of a share of the Company’s common stock on the date of grant and, subject to the director’s continued service, the option will generally vest in equal annual installments on each of the first three anniversaries of the date of grant. In addition, options granted to non-employee directors become fully vested upon retirement from the Board. Vested options can be exercised up to 12 months from the date of death or leaving the Board due to permanent and total disability, up to six months from the date of leaving the Board for reasons other than death or permanent and total disability, or ten years from the date of grant. In the event of a change in control (as such term is defined in the Incentive Award Plan), all options will accelerate and become fully exercisable immediately prior to the effective date of such change in control, unless such option has either previously expired or the successor company assumes or substitutes such option. Following such effective date, all options not assumed, substituted for or exercised will expire.

On July 23, 2009, the Board also adopted the MPG Office Trust, Inc. Director Stock Plan, which generally provides, for each calendar year, that each non-employee director may irrevocably elect in advance to apply between 10% and 50% of the total annual compensation otherwise payable to him or her in cash during such calendar year (including any annual retainer fee and compensation for services rendered as a member of a committee of the Board or a chair of such committee) towards the purchase of shares of the Company’s common stock.
The foregoing is qualified in its entirety by reference to the Annual Meeting Proxy.
ANNEX C
BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES
The information in the following table is extracted from the Company’s 2010 Annual Meeting Proxy Statement and Information Statement. In addition, as disclosed in this proxy statement, as of the date of this proxy statement, (1) Caspian Advisors beneficially owns 262,936 shares of Preferred Stock, which represents approximately 2.6% of the number of shares of Preferred Stock outstanding as of the Record Date, (2) Caspian Credit beneficially owns 516,489 shares of Preferred Stock, which represents approximately 5.2% of the number of shares of Preferred Stock outstanding as of the Record Date, (3) Caspian Capital beneficially owns 863,047 shares of Preferred Stock, which represents approximately 8.6% of the number of shares of Preferred Stock outstanding as of the Record Date, and (4) Mariner beneficially owns 863,047 shares of Preferred Stock, which represents approximately 8.6% of the number of shares of Preferred Stock outstanding as of the Record Date.4
******
The following table sets forth the only entity known to us to be the beneficial owner, or deemed to be the beneficial owner, of more than 5% of our Series A Preferred Stock as of December 17, 2010:

	Amount and	Percent of
	Nature of	Series A
	Beneficial	Preferred
Name of Beneficial Owner	Ownership	Stock (1)
(a)	(b)	(c)
Mariner Investment Group, LLC (2) 500 Mamaroneck Avenue Suite 101 Harrison, NY 10528	863,047	8.63%

(1)	Amounts and percentages in this table are based on 10,000,000 shares of the Company’s Preferred Stock outstanding as of December 17, 2010.

(2)	Information regarding Mariner, Caspian Advisors, and Caspian Credit is based solely on a Schedule 13D filed with the SEC on November 29, 2010. The Schedule 13D indicates that (i) Mariner had shared voting and dispositive power with respect to 863,047 shares of Preferred Stock and no sole voting or dispositive power; (ii) Caspian Advisors had shared voting and dispositive power with respect to 262,936 shares of Preferred Stock and no sole voting or dispositive power; and (iii) Caspian Credit had shared voting and dispositive power with respect to 516,489 shares of Preferred Stock and no sole voting or dispositive power.

[4]	The Caspian shares described herein are held as follows: Caspian Capital Partners L.P., 262,936; Mariner LDC; 83,662; Caspian Select Credit Master Fund Ltd.; 475,304; and Caspian Solitude Master Fund LP, 41,185.

The Schedule 13D indicates that the shares of Preferred Stock are held as follows: Caspian Capital Partners, L.P. (262,936 shares), Mariner LDC (83,622 shares), Caspian Select Credit Master Fund Ltd. (475,304 shares), and Caspian Solitude Master Fund LP (41,185 shares).
The Schedule 13D indicates that Mariner is the investment advisor for the Accounts and exercises the shared voting and dispositive power over the Series A Preferred Stock beneficially owned by the Accounts. The Schedule 13D indicates that Caspian Advisors is the general partner of Caspian Capital Partners, L.P. and that Caspian Credit is the general partner of an affiliate of Caspian Select Credit Master Fund Ltd. and of Caspian Solitude Master Fund LP.
******
The following table shows, as of May 14, 2010 (a) how much of the Company’s common stock was beneficially owned by each person known to the Company to beneficially own more than 5% of its common stock, and (b) how much of its common stock was beneficially owned by the executive officers, each director, and all directors and executive officers, as a group. Unless otherwise indicated, each person owns directly the number of shares shown after his or her name in the table below.

	Amount and			Percent of
	Nature of	Percent of		Common
	Beneficial	Common		Stock and
Name of Beneficial Owner	Ownership (1)	Stock (2)		Units (2)
(a)	(b)	(c)		(d)
Robert F. Maguire III(3) (4)	6,548,879	12.00%		11.98%
Appaloosa Partners, Inc. (5)	4,300,000	8.96%		7.86%
Balyasny Asset Management LLC(6)	3,119,452	6.50%		5.7%
Scoggin Capital Management, L.P. II(7)	2,756,000	5.76%		5.06%
Nelson C. Rising (8)	—		*		*
Shant Koumriqian (9)	48,608		*		*
Robert P. Goodwin (10)	30,263		*		*
Peter K. Johnston (11)	10,790		*		*
Christopher C. Rising (12)	—		*		*
Christine N. Garvey (13)	13,127		*		*
Michael J. Gillfillan (14)	2,500		*		*
Joseph P. Sullivan (14)	2,500		*		*
George A. Vandeman (15)	7,667		*		*
Paul M. Watson (16)	5,167		*		*
David L. Weinstein (16)	5,167		*		*
All directors and executive officers as a group (15 persons) (17)	184,296		*		*

*	Less than 1.0%.

(1)	Amounts and percentages in this table are based on 48,011,029 shares of our common stock and 6,674,573 Operating Partnership units (other than units held by MPG Office Trust, Inc.) outstanding as of May 14, 2010. Operating Partnership units are redeemable for cash or, at our option, shares of our common stock on a one-for-one basis.

(2)	The total number of shares outstanding used in calculating the percentages shown in Columns (c) and (d) assumes that all common stock that each person has the right to acquire upon redemption of Operating Partnership units or exercise of stock options within 60 days of May 14, 2010 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other beneficial owner.

(3)	Amount shown in Column (b) for Mr. Maguire assumes that he has tendered all of his Operating Partnership units for redemption and that they have been exchanged by the Company for shares of the Company’s common stock at the Company’s option.

(4)	Information regarding Mr. Maguire is based solely on a Schedule 13D/A filed by Mr. Maguire with the Commission on April 2, 2010. The Schedule 13D/A indicates that (i) Mr. Maguire holds 3,444,045 Operating Partnership units directly, (ii) 1,772,901 Operating Partnership units are held by three entities that are wholly owned and controlled by Mr. Maguire, and (iii) 1,331,933 additional Operating Partnership units held by three entities that are wholly owned and controlled by Mr. Maguire that are not currently redeemable into common stock. The Schedule 13D/A also indicates that Mr. Maguire has sole voting and dispositive power with respect to all Operating Partnership units reported by him.

The Schedule 13D/A indicates that, with the exception of 220,000 Operating Partnership units, all of the Operating Partnership units beneficially owned by Mr. Maguire are pledged to Wachovia Bank, N.A. as a portion of the collateral securing a personal loan made by Wachovia to Mr. Maguire. The loan matures on July 15, 2011, unless it is retired earlier. If an event of default occurs and is not cured or waived, Wachovia Bank, N.A. could foreclose on its collateral, including the Operating Partnership units that are pledged.

(5)	Information regarding Appaloosa Investment Limited Partnership I (“Appaloosa”), Palomino Fund Ltd. (“Palomino”), Thoroughbred Fund L.P. (“Thoroughbred”), Thoroughbred Master Ltd. (“Thoroughbred Master”), Appaloosa Management, L.P. (“Appaloosa Management”), Appaloosa Partners, Inc. (“Appaloosa Partners”) and David A. Tepper is based solely on a Schedule 13G/A filed with the Commission on February 12, 2010. The Schedule 13G/A indicates that (i) Appaloosa had shared voting and dispositive power with respect to 1,397,499 shares of the Company’s common stock and no sole voting or dispositive power; (ii) Palomino had shared voting and dispositive power with respect to 2,042,500 shares of the Company’s common stock and no sole voting or dispositive power; (iii) Thoroughbred had shared voting and dispositive power with respect to 420,711 shares of the Company’s common stock and no sole voting or dispositive power; (iv) Thoroughbred Master had shared voting and dispositive power with respect to 439,290 shares of the Company’s common stock and no sole voting or dispositive power; (v) Appaloosa Management had shared voting and dispositive power with respect to 4,300,000 shares of the Company’s common stock and no sole voting or dispositive power; (vi) Appaloosa Partners had shared voting and dispositive power with respect to 4,300,000 shares of the Company’s common stock and no sole voting or dispositive power; and (vii) Mr. Tepper had shared voting and dispositive power with respect to 4,300,000 shares of the Company’s common stock and no sole voting or dispositive power.

The Schedule 13G/A indicates that Mr. Tepper is the sole stockholder and the President of Appaloosa Partners. Appaloosa Partners is the general partner of, and Mr. Tepper owns a majority of the limited partnership interest in, Appaloosa Management. Appaloosa Management is the general partner of Appaloosa and Thoroughbred, and acts as investment advisor to Palomino and Thoroughbred Master.

(6)	Information regarding Atlas Master Fund, Ltd. (“AMF”), Atlas Global, LLC. (“AG”), Atlas Global Investments, Ltd. (“AGI”), Atlas Institutional Fund, Ltd. (“AIF Ltd”), Atlas Institutional Fund, LLC (“AIF LLC”), Atlas Financial Master Fund, Ltd. (“AFF Master”), Atlas Financial Fund, LLC (“AFF LLC”), Atlas Fundamental Trading Master Fund Ltd. (“AFT Master”), Atlas Fundamental Trading Fund, L.P. (“AFT LP”), Atlas Fundamental Trading Fund, Ltd. (“AFT Ltd”), Atlas Fundamental Leveraged Trading Fund, L.P. (“AFTL”), Atlas Leveraged Fund, L.P. (“ALF”), Balamat Cayman Fund Limited (“BCF1”), Balyasny Dedicated Investor Master Fund, Ltd. (“BDI Master”), Balyasny Dedicated Investor Offshore Fund, Ltd. (“BDI Ltd”), Balyasny Dedicated Investor Onshore Fund, L.P. (“BDI LP”), Balyasny Asset Management L.P. (“BAM”) and Dmitry Balyasny is based solely on a Schedule 13G/A filed with the Commission on February 16, 2010. The Schedule 13G/A indicates that (i) AMF, AG, AGI, AIF Ltd and AIF LLC had sole voting and dispositive power with respect to 519,000 shares of the Company’s common stock and no shared voting or dispositive power; (ii) AFF Master and AFF LLC had sole voting and dispositive power with respect to 1,375,152 shares of the Company’s common stock and no shared voting or dispositive power; (iii) AFT Master, AFT LP and AFT Ltd had sole voting and dispositive power with respect to 483,900 shares of the Company’s common stock and no shared voting or dispositive power; (iv) AFTL had sole voting and dispositive power with respect to 73,700 shares of the Company’s common stock and no shared voting and dispositive power; (v) ALF had sole voting and dispositive power with respect to 137,100 shares of the Company’s common stock and no shared voting and dispositive power; (vi) BCF1 had sole voting and dispositive power with respect to 115,600 shares of the Company’s common stock and no shared voting and dispositive power; (vii) BDI Master, BDI Ltd and BDI LP had sole voting and dispositive power with respect to 415,000 shares of the Company’s common stock and no shared voting or dispositive power; (viii) BAM had sole dispositive power with respect to 3,119,452 shares of the Company’s common stock and no sole or shared voting power or no shared dispositive power; and (ix) Mr. Balyasny had sole voting and dispositive power with respect to 3,119,452 shares of the Company’s common stock and no shared voting or dispositive power.

The Schedule 13G/A indicates that BAM is the investment manager to each of AMF, AG, AGI, AIF Ltd, AIF LLC, AFF Master, AFF LLC, AFT Master, AFT LP, AFT Ltd, AFTL, ALF, BCF1, BDI Master, BDI Ltd, and BDI LP and may be deemed to beneficially own the 3,119,452 shares of the Company’s common stock beneficially owned by the companies listed above. Mr. Balyasny is the sole managing member of the general partner of BAM. Mr. Balyasny may be deemed to beneficially own the 3,119,452 shares of the Company’s common stock beneficially owned by BAM. The principal address for AMF, AGI, AIF Ltd, AFF Master, AMF, AFT Master, AFT Ltd, BDI Master and BDI Ltd is c/o Walkers SPV Limited, Walker House, P.O. Box 908 GT, George Town, Grand Cayman, Cayman Islands, British West Indies. The principal address for BCF1 is c/o Citi Hedge Fund Services (Cayman), Ltd., P.O. Box 10293, 5th Floor, Cayman Corporate Centre, 27 Hospital Road, Georgetown, Grand Cayman KY1-1003, Cayman Islands, British West Indies.

(7)	Information regarding Scoggin Capital Management II LLC (“Scoggin Capital”), Scoggin International Fund, Ltd. (“Scoggin International”), Scoggin Worldwide Fund, Ltd. (“Scoggin Worldwide”), Old Bell Associates LLC (“Old Bell”), A. Dev Chodry, Scoggin, LLC, Craig Effron and Curtis Schenker is based solely on a Schedule 13G/A filed with the Commission on April 1, 2010. The Schedule 13G/A indicates that (i) Scoggin Capital had sole voting and dispositive power with respect to 1,000,000 shares of the Company’s common stock and no shared voting or dispositive power; (ii) Scoggin International had sole voting and dispositive power with respect to 1,440,000 shares of the Company’s common stock and no shared voting or dispositive power; (iii) Scoggin Worldwide had sole voting and dispositive power with respect to 120,000 shares of the Company’s common stock and no shared voting or dispositive power; (iv) Scoggin, LLC had sole voting and dispositive power with respect to 2,440,000 shares of the Company’s common stock and shared voting and dispositive power with respect to 80,000 shares of the Company’s common stock; (v) Mr. Effron had sole voting and dispositive power with respect to 125,000 shares of the Company’s common stock and shared voting and dispositive power with respect to 2,640,000 shares of the Company’s common stock; (vi) Mr. Schenker had sole voting and dispositive power with respect to 17,500 shares of the Company’s common stock and shared voting and dispositive power with respect to 2,640,000 shares of the Company’s common stock; and (vii) Old Bell and Mr. Chodry each had shared voting and dispositive power with respect to 120,000 shares of the Company’s common stock and no sole voting or dispositive power.

The Schedule 13G/A indicates that the investment manager of Scoggin Capital and Scoggin International is Scoggin LLC. and that Messrs. Effron and Schenker are the managing members of Scoggin LLC. The Schedule 13G/A indicates that Old Bellows Partners LP is the investment manager of Scoggin Worldwide and that Old Bell is the general partner of Old Bellows Partners LP. Mr. Chodry is a principal of Old Bellow Partners LP, and Scoggin, LLC is also a principal of Old Bellows Partners LP and serves as investment sub-manager for equity and event-driven investing for Scoggin Worldwide. The principal address for Scoggin International and Scoggin Worldwide is c/o Mourant Cayman Nominees, Ltd., Third Floor, Harbour Centre, P.O. Box 1348, Grand Cayman KY1-1108, Cayman Islands.

(8)	Excludes 1,500,000 restricted stock units, of which 646,849 units will be vested within 60 days of May 14, 2010. Vested restricted stock units will not be distributed in shares of the Company’s common stock or, at the Company’s option, paid in cash until the earliest to occur of the fifth anniversary of the date of grant (May 17, 2013), the date of the occurrence of a change in control or the date of Mr. Nelson Rising’s separation from service for any reason.

(9)	Includes (i) 38,022 shares of common stock held directly and (ii) 10,586 restricted shares of common stock held directly. Excludes 113,556 restricted stock units, of which 35,795 units will be vested within 60 days of May 14, 2010. Vested restricted stock units will not be distributed in shares of the Company’s common stock or, at the Company’s option, paid in cash until the earliest to occur of the fifth anniversary of the date of grant (October 2, 2013 with respect to 61,556 restricted stock units and March 12, 2014 with respect to 52,000 restricted stock units), the date of the occurrence of a change in control or the date of Mr. Koumriqian’s separation from service for any reason.

(10)	Includes 30,263 shares of common stock held directly. Excludes 79,250 restricted stock units, of which 28,183 units will be vested within 60 days of May 14, 2010. Vested restricted stock units will not be distributed in shares of the Company’s common stock or, at the Company’s option, paid in cash until the earliest to occur of the fifth anniversary of the date of grant October 2, 2013), the date of the occurrence of a change in control or the date of Mr. Goodwin’s separation from service for any reason.

(11)	Includes 10,790 shares of common stock held directly.

(12)	Excludes 79,250 restricted stock units, of which 34,175 units will be vested within 60 days of May 14, 2010. Vested restricted stock units will not be distributed in shares of the Company’s common stock or, at the Company’s option, paid in cash until the earliest to occur of the fifth anniversary of the date of grant (May 17, 2013), the date of the occurrence of a change in control or the date of Mr. Christopher Rising’s separation from service for any reason.

(13)	Includes (i) 4,460 shares of common stock held indirectly, (ii) 1,333 shares of common stock held directly, (iii) 667 restricted shares of common stock held directly and (iv) 6,667 shares of common stock issuable upon exercise of stock options. Excludes 50,833 nonqualified stock options that are not exercisable within 60 days of May 14, 2010.

(14)	Includes 2,500 shares of common stock issuable upon exercise of stock options. Excludes 50,000 nonqualified stock options that are not exercisable within 60 days of May 14, 2010.

(15)	Includes (i) 333 shares of common stock held directly, (ii) 667 restricted shares of common stock held directly and (ii) 6,667 shares of common stock issuable upon exercise of stock options. Excludes 50,833 nonqualified stock options that are not exercisable within 60 days of May 14, 2010.

(16)	Includes (i) 333 shares of common stock held directly, (ii) 667 restricted shares of common stock held directly and (ii) 4,167 shares of common stock issuable upon exercise of stock options. Excludes 53,333 nonqualified stock options that are not exercisable within 60 days of May 14, 2010.

(17)	Excludes 1,895,917 restricted stock units, of which 789,049 units will be vested within 60 days of May 14, 2010. Vested restricted stock units will not be distributed in shares of the Company’s common stock or, at the Company’s option, paid in cash until the earliest to occur of the fifth anniversary of the date of grant, the date of the occurrence of a change in control or the date of the grantee’s separation from service for any reason. Excludes 665,432 nonqualified stock options that are not exercisable within 60 days of May 14, 2010.

WHITE
PROXY CARD
PROXY FOR THE SPECIAL MEETING
OF PREFERRED STOCKHOLDERS OF
MPG OFFICE TRUST, INC.
TO BE HELD FEBRUARY 2, 2011
SOLICITED ON BEHALF OF CASPIAN CAPITAL ADVISORS, LLC, CASPIAN CREDIT ADVISORS, LLC, CASPIAN CAPITAL LP, MARINER INVESTMENT GROUP, LLC, AND NOMINEES NAMED BELOW.
THIS SOLICITATION IS NOT BEING MADE BY THE BOARD OF DIRECTORS OF MPG OFFICE TRUST, INC.
The undersigned hereby appoints and constitutes each of Richard Holahan and Matthew Russell (acting alone or together) as proxies, with full power of substitution in each, to attend the Special Meeting of Preferred Stockholders of MPG Office Trust, Inc., a Maryland corporation (the “Company”) to be held on February 2, 2011 at 8:00 a.m. (local time) a in Conference Room 3E at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, and at any adjournments, postponements or continuations thereof, to cast all votes entitled to be cast by the shares of the 7.625% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”) of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting, and to otherwise represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present.
WHEN THIS PROXY IS PROPERLY EXECUTED THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE CAST AS YOU DIRECT. IF YOU RETURN THIS PROXY, PROPERLY EXECUTED, WITHOUT SPECIFYING A CHOICE, THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE CAST “FOR” ALL NOMINEES AND “FOR” ANY ADJOURNMENT OF THE SPECIAL MEETING IF A QUORUM IS NOT PRESENT AT THE TIME OF THE SPECIAL MEETING. IF ANY OTHER MATTERS, INCLUDING PROCEDURAL MATTERS, ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY.
SIGN, DATE AND MAIL YOUR PROXY TODAY
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
WHITE
CASPIAN CAPITAL ADVISORS, LLC, CASPIAN CREDIT ADVISORS, LLC, CASPIAN CAPITAL LP, AND MARINER INVESTMENT GROUP, LLC RECOMMEND A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES LISTED BELOW.
PLEASE MARK WITH AN (X) THE BOX INDICATING YOUR CHOICE.
Proposal to elect Edward J. Ratinoff and Robert Deutschman as directors of the Company.

To elect:	FOR	AGAINST	ABSTAIN
Edward J. Ratinoff	☐	☐	☐
Robert Deutschman	☐	☐	☐

CASPIAN CAPITAL ADVISORS, LLC, CASPIAN CREDIT ADVISORS, LLC, CASPIAN CAPITAL LP, AND MARINER INVESTMENT GROUP, LLC, RECOMMEND A VOTE “FOR” AN ADJOURNMENT OF THE SPECIAL MEETING IF A QUORUM IS NOT PRESENT.
Adjournment of the Special Meeting if a quorum is not present at the time of the special meeting.

Adjournment of the Special Meeting if a quorum is not present at the time of the special meeting.	FOR ☐	AGAINST ☐	ABSTAIN
If the undersigned has previously submitted a proxy card provided by another party with respect to the matters described above, this proxy is intended to and shall revoke the undersigned’s vote on such proxy card.

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Date: , 2011

Signature
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes MUST be indicated (x) in BLACK or BLUE ink.